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                                                             Exhibit 10.6.1





                        SUPPLEMENTAL LOAN AGREEMENT


                        dated as of April 30, 1996




                                  Between


                             NRG ENERGY, INC.


                                    and


                        NRG GENERATING (U.S.) INC.








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          SUPPLEMENTAL LOAN AGREEMENT, dated as of April 30, 1996, between
NRG GENERATING (U.S.) INC., a Delaware corporation formerly known as O'Brien Environmental Energy, Inc. (the "Company"), and NRG Energy, Inc., a Delaware corporation (the "Lender").


                           W I T N E S S E T H:

          WHEREAS, immediately prior to the execution and delivery of this Agreement, the Company was the debtor and the debtor in possession in Chapter 11 case number 94-26723 (the "Case") pending before the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");

          WHEREAS, pursuant to the Composite Fourth Amended and Restated Plan of Reorganization for the Company proposed by the Company, the Lender, Wexford Management Corp. and the Official Committee of Equity Security Holders dated January 31, 1996 (as confirmed by order of the Bankruptcy Court entered on February 22, 1996, the "NRG Plan"; capitalized terms used herein without definition shall have the respective meanings assigned to them in the NRG Plan), and subject to the terms and conditions of the Amended and Restated Stock Purchase and Reorganization Agreement dated as of January 31, 1996 between the Lender and the Company, the Lender is acquiring on the date hereof 41.86% of the outstanding shares of Common Stock of the Company and in that connection has agreed to make certain loans to the Company;

          WHEREAS, to the extent that (i) the Administrative and Cure Claims Cash Payment exceeds the sum of the Additional Cash Amount (if any), any Excess Cash available to be applied pursuant to Section 6.12(c) of the NRG Plan and the Reserved Administrative and Cure Claims Cash Amount (the amount by which the Administrative and Cure Claims Cash Payment exceeds such sum being referred to as the "Administrative Claims Shortfall"), and
(ii) the aggregate amount of proceeds of Designated Receivables received by the Company or any of its Subsidiaries after November 17, 1995 but before the date hereof that is available for distribution by the Company on the date hereof is less than $2.240,000 (the difference between $2,240,000 and the amount of such proceeds so received by the Company or any of its Subsidiaries and so available for distribution by the Company being referred to as the "Designated Receivable Shortfall"), Section 6.10 of the NRG Plan provides that the Lender shall make a loan (the "NRG Mandatory Supplemental Loan") to the Company on the Effective Date equal to the sum of (x) the Administrative Claims Shortfall and (y) the Designated Receivables Shortfall;

          WHEREAS, Section 10.8(b) of the NRG Plan provides that, notwithstanding anything in Section 6.10 of the NRG Plan to the contrary, if an Administrative Claims Shortfall exists and, therefore, the Lender is required to make an NRG Mandatory Supplemental Loan pursuant to
Section 6.10 of the NRG Plan in an amount equal to the Administrative Claims Shortfall (the "Administrative Shortfall Loan"), the time at which all or a portion of the Administrative Shortfall Loan shall be required to be made shall be deferred until after the Effective Date, as follows: (i) the portion of the Administrative Shortfall Loan required to be advanced on the Effective Date shall equal the amount by which the Effective Date Administrative and Cure Payments exceeds the sum of the Additional Cash Amount (if any), any Excess Cash available to be applied pursuant to
Section 6.12(c) of the NRG Plan on the Effective Date and the Reserved Administrative and Cure Claims Cash Amount (the amount of such excess being referred to as the "Effective Date Administrative Shortfall Loan)," with the amount of the Administrative Shortfall Loan in excess of the Effective Date Administrative Shortfall Loan (the amount of such excess being referred to as the "Deferred Administrative Shortfall Amount") being deferred and potentially reduced as provided below, and (ii) at such time or times as Unresolved Administrative and Priority Claims become Allowed by Final Order after the Effective Date (or in the case of such Claims that are Allowed, but not yet due and payable on the Effective Date, at such times as such Claims become due and payable after the Effective Date), the Lender is required, within three business days thereafter, to make an advance to the Company in respect of the Administrative Shortfall Loan equal to the aggregate amount at which such Unresolved Administrative and Priority Claims have been so Allowed or becom7e due and payable, reduced by any amount then available in the Administrative and Priority Claims Reserve to pay such Claims, in each case subject to the maximum amount thereof established by the Court prior to the Effective Date in connection with the fixing of the amount of the Administrative and Priority Claims Reserve (each such advance being referred to as a "Deferred Administrative Shortfall Loan");

          WHEREAS, the Administrative Claims Shortfall is $15,255,065.50, the amount of the Effective Date Administrative Shortfall Loan is zero, the amount of the Administrative and Priority Claims Reserve on the Effective Date is $1,639,520.25, the Deferred Administrative Shortfall Amount is $13,615,545.25 and the Designated Receivable Shortfall is $2,240,000;

          WHEREAS, pursuant to Sections 6.10 and 10.8(b) of the NRG Plan, the aggregate amount of the NRG Mandatory Supplemental Loan to be made on the Effective Date is $2,240,000 and the aggregate amount of the NRG Mandatory Supplemental Loan to be made following the Effective Date is up to the Deferred Administrative Shortfall Amount of $13,615,545.25;

          WHEREAS, the Lender agrees to make the NRG Mandatory Supplemental Loan to the Company on the terms and conditions set forth below.

          NOW, THEREFORE, the Company and the Lender agree as follows:

                                 ARTICLE 1

                                Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

          "Acquisition" means the acquisition by the Company pursuant to the Acquisition Agreement of 41.86% of the issued and outstanding capital stock of the Company as reorganized under the NRG Plan and all of the capital stock of each of certain of the Company's subsidiaries.

          "Acquisition Agreement" means the Amended and Restated Stock Purchase and Reorganization Agreement, dated as of January 31, 1996 between the Lender and the Company.

          "Administrative Claims Shortfall" shall have the meaning assigned thereto in the recitals.

          "Administrative Shortfall Loan" shall have the meaning assigned thereto in the recitals.

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

          "Base Rate" means for any day, a rate per annum equal to 9%.

          "Bankruptcy Court" shall have the meaning assigned thereto in the recitals.

          "Bankruptcy Law" means Title 11 of the United States Code.

          "Borrowing" means a borrowing under this Agreement consisting of a Deferred Administrative Shortfall Loan made by the Lender to the Company.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          Closing Date" means the date on which the Lender is to make the Initial Loan, which shall be the date hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Agreement until a successor replaces it and, thereafter, means the successor.

          "Credit Documents" means the collective reference to this Agreement and the Note.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Deferred Administrative Shortfall Amount" shall have the meaning assigned thereto in the recitals.

          "Deferred Administrative Shortfall Loan" shall have the meaning assigned thereto in the recitals.

          "Designated Receivable Shortfall" shall have the meaning assigned thereto in the recitals.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Effective Date" shall have the meaning assigned thereto in the NRG Plan, which definition is incorporated herein by this reference.

          "Effective Date Administrative Shortfall Loan" shall have the meaning assigned thereto in the recitals.

          "Event of Default" shall have the meaning assigned thereto in
Section 8.01.

          "Final Maturity Date" shall have the meaning assigned thereto in
Section 2.04.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Highest Lawful Rate" shall have the meaning assigned thereto in
Section 7.09.

          "Indemnified liabilities" shall have the meaning assigned thereto in Section 7.04.

          "Initial Loan" means the Loan to be made on the date hereof equal to the Designated Receivable Shortfall.

          "Initial Maturity Date" shall have the meaning assigned thereto in Section 2.04.

          "Interest Payment Date" means the last day of each March, June, September and December, commencing on the first such day to occur after the Loan is made.

          "Lender" means the party named in this Agreement until one or more successors replace it, and thereafter means the successor or successors.

          "Loan" means the Initial Loan or any Deferred Administrative Shortfall Loan and "Loans" means, collectively, the Initial Loan and the Deferred Administrative Shortfall Loans.

          "Net Cash Flow" means for any fiscal quarter of the Company, the following calculation: Net Income for such quarter; plus

          1.  non-cash charges which were deducted in computing Net
     Income for such quarter, including, without limitation, depreciation and deferred taxes; plus

          2. net cash proceeds received from a sale made by the Company or its Subsidiaries of assets (other than (a) accounts, (b) inventory or (c) obsolete or worn out property the proceeds from the sale of which do not exceed $10,000 in the aggregate) occurring during such quarter less any gain or plus any loss from such sales included in the computation of Net Income; less

          3. any amounts included as an income item in the computation of Net Income for such quarter with respect to which the Company and its Subsidiaries have not received any cash payment or other form of cash consideration, provided that any cash consideration received by the Company and its Subsidiaries with respect thereto in any subsequent quarter shall be included in Net Cash Flow for such subsequent quarter; less

          4. debt amortization and other payments of principal indebtedness of the Company and its Subsidiaries existing on the date hereof or incurred for the period beginning on and including the first day of such quarter and ending on and including the first Business Day of the next succeeding quarter; less

          5.  capital expenditures for such quarter; less

          6. any cash dividends or redemption payments paid during such quarter to the holders of the New O'Brien Preferred Stock issued by the Company pursuant to the NRG Plan; and less

          7. any income of any Subsidiary included in the computation of New Income that the Company has not actually received in the form of dividends or similar distributions because of any limitations set forth in any debt documents to which such Subsidiary is a party on the date hereof or any debt documents into which such Subsidiary enters at any time during which Lender holds in excess of 26% of the outstanding shares of Common Stock of the Company; and less

          8. any other amounts as may be agreed to in writing by the Lender for such quarter, but the Lender shall have no obligation to so agree.

It is the expressed intent of the Company and the Lender that in making the foregoing computation there shall be no duplication of any item of income, expense or otherwise. If the foregoing computation for any quarter results in a negative number, Net Cash Flow shall be deemed to be zero for such quarter.
"Net Income" means the consolidated net income of the Company and its Subsidiaries for the applicable reporting period after all applicable taxes on income and profits (and any refunds in respect thereof) and as determined in accordance with GAAP.
"Note" means the Note substantially in the form attached hereto as Exhibit A.
"Notice of Borrowing" means an irrevocable notice from the Company to the Lender, executed by an officer of the Company, requesting the Lender to make a Deferred Administrative Shortfall Loan, substantially in the form of Exhibit B hereto, delivered by the Company to the Lender pursuant to
Section 2.07(b) hereof.
"NRG Mandatory Supplemental Loan" shall have the meaning assigned thereto in the recitals.
"NRG Plan" shall have the meaning specified in the recitals.
"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
"Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
"Register" shall have the meaning assigned thereto in Section 2.10(b). "Senior Indebtedness" means the indebtedness incurred by the Company to Lender under the Loan Agreement dated the date hereof under which Lender will loan the Company $45 million on the date hereof and any indebtedness, the proceeds of which are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any such indebtedness so incurred by the Company to Lender.

"Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or
(ii) one or more Subsidiaries of such Person.
Transferee" shall have the meaning assigned thereto in Section 7.05(b). "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.
SECTION 1.02.  Rules of Construction.   Unless the context otherwise
requires:

          1.  a term has the meaning assigned to it;

          2.  "or" is not exclusive;

          3.  "including" means including without limitation;

          4. words in the singular include the plural and words in the plural include the singular;

          5. unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto; and

          6. the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified.


                                 ARTICLE 2

                                   Loan
SECTION 2.01. Loan. Subject to the terms and conditions hereof, the Lender agrees to make the NRG Mandatory Supplemental Loan in Dollars to the Company on or after the Closing Date, in an aggregate principal amount of up to Fifteen Million Eight Hundred Fifty Five Thousand Five Hundred and Forty Five Dollars and Twenty-Five Cents ($15,855,545.25), consisting of the Initial Loan in an aggregate principal amount of Two Million Two Hundred and Forty Thousand Dollars ($2,240,000) to be made on the Closing Date and Deferred Administrative Shortfall Loans from time to time after the Closing Date in an aggregate amount of up to Thirteen Million Six Hundred Fifteen Thousand Five Hundred and Forty Five Dollars and Twenty-Five Cents ($13,615,545.25).
SECTION 2.02. Use of Proceeds. The proceeds of the NRG Mandatory Supplemental Loan shall be used for the purposes set forth in the NRG Plan and shall be applied in accordance with the NRG Plan.
SECTION 2.03. Borrowing. The Company shall borrow the entire amount of the Initial Loan on the Closing Date and, thereafter, shall borrow Deferred Administrative Shortfall Loans when and as provided herein.
SECTION 2.04. Maturity. Each Loan will mature on the date that is five years following the Closing Date (the "Maturity Date").
SECTION 2.05.  Optional and Mandatory Prepayments; Repayments of Loan.
(a) The Company may at any time and from time to time prepay any Loan, in whole or in part, without premium or penalty, upon at least five days irrevocable notice to the Lender. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein.
(b) The Company shall pay in reduction of the principal amount of the Loans then outstanding, promptly after receipt, the amount of any payments hereafter received by the Company or any of its Subsidiaries in respect of any Designated Receivables; provided that the Company's mandatory prepayment obligations under this Section 2.05(b) shall cease at such time as the Company shall have paid over in reduction of the principal amount of the Loan under this Section 2.05(b) an aggregate amount equal to the Designated Receivable Shortfall. The Company shall give the Lender at least one Business Day's notice of each mandatory prepayment pursuant to this Section 2.05(b) setting forth the date and amount thereof.
(c) On or before the 45th day after the end of each quarterly period of each fiscal year of the Company, commencing with the fiscal quarter ending September 30, 1996, the Company shall prepay the Loans in an amount equal to 80% of the Net Cash Flow for such quarter.
If any annual audit of the Company prepared in conjunction with the delivery of the financial statements required to be delivered pursuant to subsection 5.1(a) shows that Net Cash Flow for any quarterly period of the fiscal year of the Company covered by such audit exceeds the calculation of Net Cash Flow previously made at the conclusion of such quarter by more than $100,000, then the Company shall prepay the Loans in an amount equal to 80% of such excess for each such quarter. If such audit shows that Net Cash Flow for such quarterly period was less by more than $100,000 than the calculation of Net Cash Flow for such quarter on which any prepayment of the Loans pursuant to subsection 2.6(e)(i) was based, then an amount equal to 80% of such difference shall be applied to reduce any prepayment due pursuant to subsection 2.6(e)(i) for any subsequent fiscal quarters.

(d) Accrued interest on the amount of any prepayments shall be paid on the date of such prepayment.
SECTION 2.06.  Interest Rate and Payment Dates.
(a) Each Loan shall bear interest for the period from and including the date the Loan is made to, but excluding, the maturity date thereof on the unpaid principal thereof at a rate per annum equal to the Base Rate.
(b)  If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), each Loan, and any such overdue amount shall, without limiting the rights of the Lender under
Article 5, bear interest at a rate per annum which is 2.00% above the Base Rate from the date of such non-payment until paid in full (as well after as before judgment).
(c)  Interest shall be payable in arrears on each Interest Payment Date.
SECTION 2.07  Notice of Borrowing Requirements.
(a)  Each Borrowing shall be made on a Business Day.
(b) Each Borrowing shall be made upon written notice, by way of a Notice of Borrowing, in the form of Exhibit B, attached hereto, given by telecopy, mail, or personal service, delivered to the Lender at its office at 1221 Nicollet Mall, Minneapolis, Minnesota at least three Business Days prior to the day on which such Borrowing is to be made and such notice shall specify that a Borrowing is requested and state the amount thereof (subject to the provisions of this Article 2).
SECTION 2.08. Computation of Interest and Fees. (a) Interest in respect of the Loan, shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed.
SECTION 2.09.  Treatment of Payments.
(a) Whenever any payment received by the Lender under this Agreement or the Note is insufficient to pay in full all amounts then due and payable to the Lender under this Agreement or the Note, such payment shall be applied by the Lender in the following order: First, to the payment of fees and expenses due and payable to the Lender under and in connection with this Agreement and the Note, including the payment of all expenses due and payable under Section 7.04; Second, to the payment of interest then due and payable on the Loans; and Third, to the payment of the principal amount of the Loans which is then due and payable; or
(b) All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Lender, for the account of the Lender at its office located at 1221 Nicollet Mall, Minneapolis, Minnesota, in lawful money of the
United  States  of  America and in immediately  available  funds.   If  any
payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
SECTION 2.10. Indemnity. The Company agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which the Lender may sustain or incur as a consequence of default by the Company in making any prepayment after the Company has given a notice in accordance with
Section 2.05. This covenant shall survive termination of this Agreement and repayment of the Loan.
SECTION 2.11. Repayment of the Loan; Evidence of Debt. (a) The Company hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loans in accordance with the terms hereof and the Note. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.
(b) The Lender shall maintain a Register (the "Register") in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Company.
(c) The entries made in the Register to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of the Lender to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the Company by the Lender in accordance with the terms of this Agreement.
(d) The Company agrees that, on the Closing Date, the Company will execute and deliver to the Lender the Note evidencing the Loan, with appropriate insertions as to date and principal amount.


                                 ARTICLE 3

                           Conditions Precedent
SECTION 3.01. Conditions to Initial Loan. The obligation of the Lender to make the Initial Loan on the Closing Date is subject to the satisfaction, or waiver by the

Lender, immediately prior to or concurrently with the making of the Initial Loan, of the following conditions:
(a) Note. The Lender shall have received the Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.
(b) Acquisition and NRG Plan Consummation. The Acquisition shall have been consummated at the Closing (as defined in the Acquisition Agreement) and concurrently therewith the NRG Plan shall have been consummated on the Effective Date.
SECTION 3.02. Condition to Deferred Administrative Shortfall Loans. The obligation of the Lender to make a Deferred Administrative Shortfall Loan is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of such Deferred Administrative Shortfall Loan, of the condition that Lender shall have received a Notice of Borrowing, notifying the Lender than an Unresolved Administrative and Priority Claim has become an Allowed Claim by Final Order (or in the case of any such Claim that is Allowed, but not yet due and payable on the Effective Date, has become due and payable in accordance with its terms) and that insufficient funds are available in the Administrative and Priority Claims Reserve to pay such Claim and requesting the Lender to make a Deferred Administrative Shortfall Loan to the Company in the amount necessary to fund the payment in full of such Claim through the Administrative and Priority Claims Reserve (in each case subject to any cap on the Allowed amount of such Claim previously established by order of the Bankruptcy Court).


                                 ARTICLE 4

                             Security Interest
SECTION 4.01. Assignment and Grant of Security. To secure the prompt and unconditional payment, performance and discharge, when due, of all of the Company's obligations under this Agreement and the Note (collectively, the "Secured Obligations"), the Company hereby assigns, pledges, conveys, sets over, delivers and transfers to the Lender and grants a security interest to the Lender in and to all of the Company's right, title and interest in and to each and all of the following:
(a)  the Designated Receivables; and
(b) all Proceeds of any Designated Receivable; provided that, at such time as the Lender shall have received either under Section 2.05(b) as a mandatory reduction of the principal amount of the Loan or as a result of collecting or otherwise realizing against the Designated Receivables or the Proceeds hereof, an aggregate amount of payments equal to the Designated Receivable Shortfall, the Security Interest granted under this Section 4.01 shall terminate and be of no further force and effect (the Designated Receivables, together with the Proceeds thereof, are referred to as the "Collateral"). As used herein, the terms

"Proceeds"  shall  refer to and include (i) whatever is  now  or  hereafter received by the Company upon the sale, exchange, collection or other disposition of any of the Collateral, whether such Proceeds constitute
accounts,    accounts   receivable,   general   intangibles,   instruments,
securities, credits, documents, deposit accounts, money, or contract rights; (ii) personal property of any type or nature whatsoever which is now or hereafter acquired by the Company with any Proceeds of the Collateral; and (iii) any insurance now or hereafter payable by reason of any loss, damage or destruction to or of any or all of the Collateral.
SECTION 4.02  Covenants In Respect Of Collateral.
(a) The Company shall not voluntarily, involuntarily or by operation of law, sell, assign, hypothecate, pledge, encumber, grant any other security interest or lien in, dispose of or otherwise transfer the Collateral, or any portion thereof or any interest therein, or permit any of the foregoing to occur, and shall not otherwise do, suffer or permit anything to be done or occur that may impair the Collateral as security hereunder or the liens and security interests therein created hereunder in favor of the Lender.
(b) The Company shall do all such other acts and things as may be necessary or appropriate or which the Lender may from time to time reasonably request as necessary in the opinion of the Lender to establish and maintain a first priority perfected security interest in the Collateral, including, without limitation, the Proceeds, subject to no other liens, security interests or encumbrances; and the Company shall pay the cost of all filings or recordings of this Agreement or any other document or instrument in all public offices whenever it is reasonably deemed by the Lender to be necessary or desirable. The Company hereby irrevocably constitutes and appoints the Lender the attorney-in-fact of the Company to execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements, notices to the institutions or other entities with which the Collateral or any portion thereof is maintained or such other documents or instruments as the Lender may request or require in order to confirm, impose, perfect or continue the perfection of the liens and security interests created hereby. The foregoing power-of-attorney is coupled with an interest and shall survive any dissolution, bankruptcy, or insolvency of the Company as an entity.
(c) The Company shall provide to the Lender any information which the Lender may at any time and from time to time hereafter require, in its sole and absolute discretion, pertaining to the Collateral. The Company shall promptly notify the Lender of any change of the Company's place of business, chief executive office or mailing address.
(d) The Company has made any previous assignment, conveyance, transfer or agreement in conflict herewith or constituting an assignment, conveyance, transfer or encumbrance on any Designated Receivable.

                                 ARTICLE 5

                           Defaults and Remedies
SECTION 5.01.  Events of Default.  An "Event of Default" occurs if:

          1. the Company defaults in any payment of interest or any other amount (other than those specified in (2) below) with respect to any Loan when the same becomes due and payable and such default continues for a period of 30 days;

          2. the Company defaults in the payment of the principal of any Loan when the same become due and payable on the Maturity Date, upon mandatory prepayment, or otherwise;

          3. the Company fails to comply with any of its agreements herein (other than those referred to in (1) or (2) above) and such failure continues for 30 days after the notice specified below;

          4. indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $2,000,000 or its foreign currency equivalent at the time;

          5. the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               A.   commences a voluntary case;

               B. consents to the entry of an order for relief against it in an involuntary case;

               C. consents to the appointment of a Custodian of it or for any substantial part of its property; or

               D. makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          6. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               A. is for relief against the Company or any Subsidiary in an involuntary case;

               B. appoints a Custodian of the Company or any Subsidiary or for any substantial part of its property; or

               C. orders the winding up or liquidation of the Company or any Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          7. any judgment or decree for the payment of money in excess of $2,000,000 or its foreign currency equivalent at the time is entered against the Company or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          8. this Agreement shall cease, for any reason, to be in full force and effect or the Company or any of its Subsidiaries shall so assert in writing.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
A Default under clause (6) is not an Event of Default until the Lender notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".
SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 5.01(5) or (6) with respect to the Company) occurs and is continuing, the Lender by notice to the Company may declare the principal of and accrued interest on the Loans to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 5.01(5) or (6) with respect to the Company (but not any Subsidiary) occurs, the principal of and interest on the Loans shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender. the Lender by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 5.03.  Default and Remedies.
(a) If an Event of Default occurs and is continuing, the Lender shall have all of the remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right, to notify the account debtors from which the Designated Receivables are owing to pay directly to the Lender the amount owing from such account debtors to the Company in respect of the respective Designated Receivable. In addition to and not in derogation of any or all of the rights and remedies granted hereunder to the Lender or otherwise available to the Lender under applicable law, following such an Event of Default, the Lender shall have the further right and power, at its sole option, to sell, or otherwise dispose of, the Collateral (other than Collateral consisting of cash), or any part thereof, at any one or more public or private sales as permitted by applicable law, and for that purpose the Lender may take immediate and exclusive possession of such Collateral, or any part thereof, to the extent capable of possession.
(b) To the fullest extent permitted by law, the Company irrevocably and expressly waives any right to receive any notice of sale or notice of any other disposition of all or any part of the Collateral that does not consist of cash, except that to the extent the Company may be entitled by applicable law to any notice of sale or other disposition of such Collateral, the Company agrees that if such notice is mailed, postage prepaid, to the Company at the Company's address hereinafter specified not less than five (5) days before the time of the sale or other disposition contemplated therein, such notice shall conclusively be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(c) The proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorneys' fees, legal expenses and costs incurred by the Lender, shall be applied in accordance with Section 5.06.
(d) The remedies of the Lender hereunder are cumulative and the exercise of any one or more of the remedies provided for herein, or under the Uniform Commercial Code, shall not be construed as a waiver of any other rights or remedies of the Lender so long as any part of the Secured Obligations remains unsatisfied or unperformed. The making of this Agreement shall not waive or impair any other security the Lender may have or hereafter acquire for the payment or performance of the Secured Obligations, nor shall the making of any such additional security waive or impair this Agreement; but the Lender may resort to any security it may have in the order it may deem proper.
SECTION 5.04. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Note or to enforce the performance of any provision of the Note or this Agreement. The Lender may maintain a proceeding even if it does not possess the Note or does not produce it in the proceeding. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 5.05. Waiver of Past Defaults. The Lender by notice to the Company may waive an existing Default and its consequences. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 5.06. Priorities. If the Lender collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

          FIRST:  to itself in accordance with the priority set forth in
     Section 2.08; and

          SECOND:  to the extent of any excess, to the Company.
SECTION 5.07. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
SECTION 5.08. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE 6

                               Subordination
SECTION 6.01. Agreement To Subordinate. The Company and Lender agree that, subject to Lender's prior rights as the holder of a security interest in the Collateral, the indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this
Article 6, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Note shall in all respects rank pari passu with all other indebtedness of the Company and only indebtedness of the Company which is Senior Indebtedness shall rank senior to the Note in accordance with the provisions set forth herein.
SECTION 6.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, subject to the prior rights of the Lender with respect to its security interest in the
Collateral:

          1. holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Lender shall be entitled to receive any payment of principal of, or premium, if any, or interest of the Note; and
          2. until the Senior Indebtedness is paid in full, any payment or distribution to which Lender would be entitled but for this Article 6 shall be made to holders of Senior Indebtedness as their interests may appear.

SECTION 6.03. Default on Senior Indebtedness. The Company may not pay the principal of, premium, if any, or interest on, the Note or make any deposit pursuant to any defeasance provision or otherwise purchase or retire the Note (collectively, "pay the Note") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Note without regard to the foregoing if Lender is then the sole holder of Senior Indebtedness or if the Company and the Lender receive written notice approving such payment from each of the holders of Senior Indebtedness (or, if applicable, their indenture trustee or other representative) with respect to which either of the events set forth in (i) or (ii) above has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Note for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Lender of written notice (a "Blockage Notice") of such default from the holders of such Senior Indebtedness (or, if applicable, their indenture trustee or other representative) specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Lender and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness (or the indenture trustee or other representative of such holders) shall have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Note after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.
SECTION 6.04. Acceleration of Payment of Note. If payment of the Note is accelerated because of an Event of Default, the Company or the Lender shall promptly notify the holders of the Senior Indebtedness of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Note until 5 business days after the holders (or their indenture trustee or other
representative)  of  the  Senior  Indebtedness  receives  notice  of   such
acceleration and, thereafter, may pay the Note only if this Article 6 otherwise permits the payment at that time.
SECTION 6.05. When Distribution Must Be Paid Over. If a distribution is made to the Lender that because of this Article 6 should not have been made, the Lender shall hold such distribution in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.
SECTION 6.06. Subrogation. After all Senior Indebtedness is paid in full and until the Note are paid in full, the Lender shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 6 to holders of Senior Indebtedness which otherwise would have been made to holder of the Note is not, as between the Company and the holder of the Note, a payment by the Company on Senior Indebtedness.
SECTION 6.07. Relative Rights. This Article 6 defines the relative rights of the Lender (or a successor holder of the Note) and holders of Senior Indebtedness. Nothing in this Agreement shall:

          1. impair, as between the Company and the Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Note in accordance with their terms; or

          2. prevent the Lender from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Lender.

SECTION 6.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Note shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.
SECTION 6.09. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to any indenture trustee or other representative (if any) of such holders.
SECTION 6.10. Article 6 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Note by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 6 shall have any effect on the right of the Lender to accelerate the maturity of the Note.

SECTION 6.11. Lender Entitled To Rely. Upon any payment or distribution pursuant to this Article 6, the Lender shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 6.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Lender or (iii) upon the representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6. In the event that the Lender determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Lender may request such Person to furnish evidence to the reasonable satisfaction of the Lender as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 6, and, if such evidence is not furnished, the Lender may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
SECTION 6.12. Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                 ARTICLE 7

                               Miscellaneous
SECTION 7.01. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 7.01.
SECTION 7.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

     If to the Company:        NRG Generating (U.S.) Inc.
                               1221 Nicollet Mall, Suite 700
                               Minneapolis, MN  55403
                               Attention: President and Chief Executive Officer
                               Telephone: (612) 373-5300
                               Telecopier:(612) 373-5430


     With a copy to:           Troutman Sanders
                               NationsBank Plaza, Suite 5200
                               600 Peachtree Street N.E.
                               Atlanta, Georgia 30308
                               Attention:  Hazen Dempster
                               Telephone: (404) 885-3000
                               Telecopier:(404) 885-3900

     If to Lender              NRG Energy, Inc.
                               1221 Nicollet Mall, Suite 700
                               Minneapolis, MN  55403
                               Attention: Vice President, Business
                                          Development
                               Telephone: (612) 373-5300
                               Telecopier:(612) 373-5430

     With copies to:           NRG Energy Inc.
                               Legal Department
                               1221 Nicollet Mall, Suite 700
                               Minneapolis, MN  55403
                               Attention: Vice President and General
                                          Counsel
                               Telephone: (612) 373-5300
                               Telecopier (612) 373-5392

provided that any notice, request or demand to or upon the Lender pursuant to Section 2.05 shall not be effective until received.
SECTION 7.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
SECTION 7.04. Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to the Credit Documents, including the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document, including reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing, (c) to pay, indemnify, and to hold the Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (d) to pay, indemnify, and hold the Lender and its respective Affiliates, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Lender or such Affiliates, officers or directors arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loan and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Lender or such Affiliates, officers or directors is a party thereto, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law or regulation applicable to the operations of the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder with respect to indemnified liabilities of the Lender or any of its respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of the Lender or its directors or officers or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or
(iii) legal proceedings commenced against the Lender by any Transferee.
The agreements in this Section 7.04 shall survive repayment of the Note and all other amounts payable hereunder.
SECTION 7.05.  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the

Lender, all future holders of the Note and the Loans, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.
(b) The Company hereby agrees that the Lender may, in accordance with applicable law, at any time and from time to time assign all or any part of its rights and interest under this Agreement and the Note to any Person (a "Transferee").
(c) The Company authorizes the Lender to disclose to any prospective or Transferee any and all financial information in the Lender's possession concerning the Company and its Subsidiaries and Affiliates which has been delivered to the Lender by or on behalf of the Company.
SECTION 7.06. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
SECTION 7.07. Governing Law; No Third Party Rights. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and applicable laws of the United States of America. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in Article 7, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.
SECTION 7.08. Submission to Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally:

         (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

       (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 7.02; and

        (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
(b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.
SECTION 7.09. Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loan or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loan and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loan or such other obligations, be either refunded to the Company or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lender shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                         NRG GENERATING (U.S.) INC.


                         by:  /s/ Leonard Bluhm
                              Name: Leonard A. Bluhm
                              Title: President and Chief Executive Officer


                         NRG ENERGY, INC.


                         by:  /s/ Craig A. Mataczynski
                              Name: Craig A. Mataczynski
                              Title: Vice President, Domestic Business
                                       Deveopment

                                    EXHIBIT A








                                    New York, New York
                                    April 30, 1996



                                   NOTE
FOR VALUE RECEIVED, the undersigned, NRG GENERATING (U.S.) INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of NRG ENERGY, INC., a Delaware corporation, or registered assigns (the "Lender"), at the office of the Lender at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403, in lawful money of the United States of America and in immediately available funds, the principal amount of up to Fifteen Million Eight Hundred Fifty Five Thousand Five Hundred and Forty Five Dollars and Twenty-Five Cents ($15,855,545.25), or, if less, the aggregate unpaid principal amount of the Loans made by the Lender pursuant to Section
2.01 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Supplemental Loan Agreement, dated as of April 30, 1996 between the Company and the Lender (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principally amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.06 of the Loan Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
 This Note is the Note referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.
This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.



                         NRG GENERATING (U.S.) INC.,


                         by:
                         Name: Leonard A. Bluhm
                         Title: President and Chief Executive Officer





                              2